Exhibit 99.1

Brain Scientific Announces the Appointment of Independent Board Members

FOR IMMEDIATE RELEASE

NEW YORK, N.Y., November 10, 2021

Brain Scientific Inc. (OTCQB: BRSF), a leader in the Medical Technology market, has announced the appointment of three independent board members. By continuing to assemble some of the world’s leading experts, Brain Scientific is poised to disrupt the medical technology market and shape the future of life sciences.

“We are pleased to welcome Daniel Cloutier, Thomas Olivier, and Donald MacKenzie as new independent directors to the Brain Scientific board. We especially value the combined experience and proven track record they bring to the table,” states Hassan Kotob, Chairman and CEO. “They join Brain Scientific at an exciting time as we continue to disrupt the MedTech market, and we are confident they will provide the guidance needed to accelerate growth.”

Daniel Cloutier, as Founder and CEO of LOK Corporation, brings extensive experience and knowledge in sales strategy and global distribution. He received his education from HEC Montréal and has held positions as a director in multiple companies. “I am honored to be part of Brain Scientific and to play a pivotal role in uniting the company's global efforts in neurological products,” Cloutier stated.

Thomas Olivier, as Managing Director at Arrowroot Capital Management, brings more than 20 years of experience in investment banking, corporate legal advisory services, and building companies from the ground up. Tom received his bachelor’s degree in economics from Boston College and graduated from George Washington University with a J.D. “Brain Scientific is poised to achieve impressive levels of success and have a significant impact on the world, Tom Olivier states. “I am very excited to join Hassan and his team at Brain Scientific, as they drive innovative solutions to the quickly growing MedTech market.”

Donald MacKenzie, with over 30 years as a co-founder and senior managing director of Conway MacKenzie, Inc., is a recognized expert at orchestrating successful financial and operational restructuring and turnaround transactions. He also has a proven track record guiding successful mergers and acquisitions across industries. Donald Mackenzie stated, “I'm excited to join Brain Scientific as part of the company's leadership team and be a key contributor.”

About Brain Scientific

As a commercial-stage medical technology company with multiple patents and FDA-cleared products, Brain Scientific is committed to developing next-gen solutions that advance the future of neurodiagnostic and OEM medical devices. Brain Scientific has two product lines covering neurology and precision motion. The NeuroCap and NeuroEEG are smart neurological diagnostic devices that simplify administration, shorten scan time and cut costs. The Piezo Motion product line consists of ultra-efficient compact precision motors that will drive the next generation of medical devices. To learn more about Brain Scientific's corporate strategy, products, or investor relations, please visit brainscientific.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of EEG products and services and piezo motor technology, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the successful integration of Piezo Motion with and into Brain Scientific and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the failure to implement the Company's business plans or strategies, including as a result of the closing of the merger with Piezo Motion. Some of these and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

CONTACTS

INVESTORS

ir@brainscientific.com

MEDIA

pr@brainscientific.com